Exhibit 23.1

Independent Auditors’ Consent

We consent to the use in this Amendment No. 3 to Registration Statement No. 333-110807 of Atheros Communications, Inc. of our report dated January 15, 2004 (January 23, 2004 as to Note 14) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated January 15, 2004 relating to the financial statement schedule appearing elsewhere in this Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

San Jose, California

January 23, 2004